Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements listed below of Apartment Investment and Management Company and in the related Prospectuses of our report dated March 6, 2006 (except for notes 6, 10, 14, 15 and 17, as to which the date is November 30, 2006) with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in this Current Report in Form 8-K.
Form S-3 (No. 333-828)
Form S-3 (No. 333-8997)
Form S-3 (No. 333-17431)
Form S-3 (No. 333-20755)
Form S-3 (No. 333-4546)
Form S-3 (No. 333-36531)
Form S-3 (No. 333-36537)
Form S-3 (No. 333-4542)
Form S-8 (No. 333-4550)
Form S-8 (No. 333-4548)
Form S-8 (No. 333-14481)
Form S-8 (No. 333-36803)
Form S-8 (No. 333-41719)
Form S-4 (No. 333-49075)
Form S-3 (No. 333-47201)
Form S-8 (No. 333-57617)
Form S-4 (No. 333-60663)
Form S-8 (No. 333-70409)
Form S-3 (No. 333-61409)
Form S-3 (No. 333-69121)
Form S-3 (No. 333-75109)
Form S-4 (No. 333-60355)
Form S-8 (No. 333-75349)
Form S-3 (No. 333-77257)
Form S-3 (No. 333-77067)
Form S-3 (No. 333-81689)
Form S-3 (No. 333-92743)
Form S-3 (No. 333-31718)
Form S-3 (No. 333-50742)
Form S-4 (No. 333-51154)
Form S-3 (No. 333-52808)
Form S-3 (No. 333-64460)
Form S-3 (No. 333-71002)
Form S-3 (No. 333-71452)
Form S-3 (No. 333-73162)
Form S-3 (No. 333-86200)
Form S-3 (No. 333-101735)
Form S-3 (No. 333-113977)
Form S-3 (No. 333-130735)
Form S-4 (No. 333-90590-01)
Form S-4 (No. 333-90588-01)
Form S-4 (No. 333-136801)
/s/ Ernst & Young LLP
Denver, Colorado
November 30, 2006